Exhibit 10.2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Addendum No. 4 to the Google Cloud Platform License Agreement

This Addendum No. 4 (the “Addendum”) amends the Google Cloud Platform License Agreement previously entered into between Google LLC ("Google"), and the customer set out in the signature block below (the "Customer") (the “Agreement”).  Capitalized terms used but not defined in this Addendum have the meaning given to them in the Agreement. This Addendum will be effective from the date on which it is signed by Google (the “Addendum Effective Date”).

1.Affiliate Orders and [*].

1.1	Customer Affiliate Fees. Section 2 of Amendment 3 is hereby amended to read as follows:

[*]

1.2	Customer Affiliate Fees and [*] Section 3 of Amendment 3 is hereby amended to read as follows:

[*]

2.Inference API.  [*]:

[*]

3.Miscellaneous. All other terms and conditions of the Agreement remain unchanged and in full force and effect.  If the Agreement and the Addendum conflict, the Addendum will govern. This Addendum is subject to the “Governing Law” section in the Agreement.

This Addendum has been signed by the parties’ authorized representatives.

[signatures follow on separate page]

Google LLC	Customer: Snap Inc.

By:	By:
/s/ Philipp Schindler	/s/Jerry Hunter

Print Name:	Print Name:
Philipp Schindler	Jerry Hunter

Title:	Title:
Authorized Signatory	VP Core Engineering

Date:	Date:
January 19, 2018	January 18, 2018

Customer: Snap Group Limited

By:	/s/ David Lewis

Print Name:	David Lewis

Title:	Director and Associate General Counsel

Date:	January 18, 2018